UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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QKL Stores Inc.

(Name of Registrant as Specified in Its Charter)

__________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QKL STORES INC.

No. 4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

_______________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 25, 2013

_________________________________________________________________________________________

TO THE STOCKHOLDERS OF QKL STORES INC.:

The Annual Meeting of the stockholders of QKL Stores Inc., a Delaware corporation (“Company”), will be held on June 25, 2013, at 9:00 a.m. local time, at No. 4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China for the following purposes:

1.              To elect five directors;

2.              To ratify the appointment of Albert Wong & Co. LLP, as the Company’s independent accountants, for the fiscal year ending December 31, 2012;

3.              To conduct an advisory vote to approve the compensation paid to named executive officers of the Company;

4.              To conduct an advisory vote regarding the frequency of advisory votes to approve named executive compensation; and

5.              To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer and Director

Dated: April 30, 2013

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting

To Be Held on June 25, 2013.

The Proxy Statement and the Company’s 2012 annual report to Stockholders are available at the Company’s website, www.qklsinc.com.

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IMPORTANT

Whether you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope or follow the instructions on the enclosed proxy card to vote your proxy by telephone or Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors or with respect to executive compensation, unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions on the proxy card to vote by telephone or Internet.

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QKL STORES INC.

No. 4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

_________________________________________________________________________________________

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on June 25, 2013

_________________________________________________________________________________________

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors, or Board, in connection with the annual meeting of stockholders on June 25, 2013 and at any adjournment thereof.  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Broadridge Financial Solutions has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of common stock of the Company, and the Company will pay Broadridge Financial Solutions approximately $16,800 for these services and reimburse certain of its expenses. In addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by officers, directors, or employees of the Company, who will receive no additional compensation therefor.

May 15, 2013 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of April 30, 2013, the record date for the meeting, Company had outstanding 1,522,326 shares of common stock, par value $0.001 per share, or Common Stock, being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Voting Procedures; Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided or by telephone or Internet by following the instructions on the form of proxy.  The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy.   Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion. You may revoke any proxy by notifying Company in writing at the above address, ATTN:  Secretary, or by voting a subsequent proxy or in person at the meeting.

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Proposal One. Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter under NASDAQ Stock Market ("NASDAQ") rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

Proposal Two. To be approved, the ratification of Albert Wong & Co. LLP, as the Company's independent accountants must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares where the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

Proposal Three. To be approved, the proposal regarding the Company's executive compensation for the fiscal year ended December 31, 2012 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Three is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Three or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Three. The vote on Proposal Three is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors values the opinions that the stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Proposal Four. The proposal regarding the determination of the frequency of the advisory vote on the Company's executive compensation must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors. Instead, stockholders are selecting one of the frequency alternatives (every year, every two years or every three years or abstaining). Proposal Four is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Four or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Four. With respect to this item, if none of the frequency alternatives (every year, every two years or every three years) receives a majority of the votes cast, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by the stockholders. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although the vote is non-binding, the Board of Directors values the opinions that the stockholders express in their votes and will take into account the outcome of the vote when considering how frequently the Company should conduct a vote on its executive compensation going forward. However, because this vote is advisory and not binding on the Company or the Board of Directors, the Board of Directors may decide that it is in the Company's and the stockholders' best interests to hold a vote on the Company's executive compensation more or less frequently than the option that receives the most votes from the stockholders.

Attending the Meeting

You may obtain directions to the meeting at www.qklstoresinc.com or by writing to Company at the above address, ATTN:  Secretary.  If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each person known to Company to own beneficially more than 5% of Company’s Common Stock, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of the record date of the meeting.  No director or officer has beneficial ownership of any of our convertible preferred stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name of Beneficial Owner	Number of Shares (1)	Percentage of Class (1)(2)
Owners of More than 5% of Class Winning State International Ltd (3)	795,096	52.2%
Prescott Group Capital Management L.L.C. (4)	124,513	9.5%
Phil Frohlich (4)	124,513	9.5%
Directors and Executive Officers (5)
Mr. Zhuangyi Wang (Director and CEO) (3) (5)	795,096	52.2%
Mr. Xishuang Fan (Director and COO) (5)(7)	4,104	*
Mr. Tsz-Kit Chan (CFO) (5)(8)	2,500	*
Mr. Tsz Fung Philip Lo (Independent Director) (5)	-0-	-0-
Mr. Jingyuan Gao (Independent Director) (5)	-0-	-0-
Mr. Chaoying Li (Independent Director) (5) (6)	833	*
All Directors and Executive Officers as a Group (6 persons)	802,533	52.7%

* Less than 1%.

(1)	As of the record date of the meeting there were 1,522,326 shares of our Common Stock issued and outstanding. In determining beneficial ownership of our Common Stock as of that date, the number of shares shown includes shares of our Common Stock which may be acquired within 60 days of that date on exercise of warrants or options or conversion of convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. None of the persons named in the table own any shares of preferred stock or warrants.

(2)	In determining the percent of our Common Stock owned by a person or entity on the record date of the meeting (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of outstanding warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of our common stock outstanding on that date 1,522,326, plus (ii) the total number of shares that the beneficial owner may acquire on conversion of preferred stock and on exercise of warrants and options.

(3)	The principal business address of Winning State International Ltd (the “Winning State (BVI)”) is Road Town, Tortola VG1110, British Virgin Islands. On March 28, 2008, the Company acquired Speedy Brilliant (BVI) in a share exchange transaction with Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI). In the share exchange, we received the Speedy Brilliant BVI shares from Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI) and in exchange we issued and delivered to them 807,596 of our newly issued shares of our Common Stock. Wining State (BVI) received 795,096 of those shares. Winning State (BVI) is wholly owned by Mr. Zhuangyi Wang, our CEO. Accordingly, the 795,096 shares of our Common Stock issued to Winning State (BVI) as a result of the consummation of the share exchange are beneficially owned by Mr. Wang.

(4)	The principal business address of Prescott Group Capital Management L.L.C (the “Prescott Capital”) is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G group filing, dated December 31, 2012, by Prescott Group Capital Management L.L.C., which included Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Samll Cap II, L.P., and Phil Frohlich. Prescott Capital and Mr. Phil Frohlich are the beneficial owners of 124,513 shares of Common Stock.

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(5)	The address of each of the officers and directors named in the table is c/o QKL Stores Inc. No.4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.

(6)	Represents an option to purchase 833 shares of common stock at an exercise price of $180.00 per share.

(7)	Represents an option to purchase 4,104 shares of common stock at an exercise price of $105.60 per share..

(8)	Represents an option to purchase 2,500 shares of common stock at an exercise price of $82.08 per share.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting and their successors have been elected and qualified.  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute nominated by the Board.

Name	Age	Other positions with Company; other directorships held in last five years (1)	Has served as Company director since
Zhuangyi Wang	53	Chief Executive Officer, Director	1998
Xishuang Fan	50	Chief Operating Officer, Director	2011
Tsz Fung Philip Lo	46	Director	2011
Chaoying Li	42	Director	2009
Jingyuan Gao	44	Director	2012

(1)	The biography of each of the nominees below contains information regarding the business experience of such nominee.

Mr. Zhuangyi Wang is the founder of Daqing Qingkelong Chain Commerce & Trade Co., Ltd. ( “QKL Chain”), a company that the Company controls through a series of contractual arrangements (“QKL-China”), and, since its inception in 1998, has been the Chief Executive Officer and Chairman of QKL China. From 1998 to the present, Mr. Wang has also worked as the store manager of one of our supermarket stores. Mr. Wang received his bachelor’s degree from Heilongjiang Radio & TV University in 1984. We believe that Mr. Wang’s knowledge of the supermarket chain industry in the PRC brings an unique expertise to the Board of Directors.

Ms. Xishuang Fan was appointed as Chief Operating Officer and a director of the Company in June 2011. Ms. Fan has been working at QKL-China for more than 12 years. Before her position as Chief Operating Officer, Ms. Fan was Assistant Chief Operating Officer of QKL-China from 2009 to 2011, Finance Director from 2006 to 2009, Security Director from 2003 to 2006, Audit Manager from 2002 to 2003, Assistant Manager in Finance Department from 2000 to 2003, and Accountant from 1999 to 2000. Ms. Fan obtained her bachelor’s degree from Jilin Agriculture University in 2005. She became a Certified Public Accountant in China in 2010. We believe that Ms. Fan’s knowledge of finance and accounting brings an unique expertise to the Board of Directors.

Mr. Tsz Fung Philip Lo was appointed as a director and Chairman of the Audit Committee and a member of the Compensation Committee and Corporate Governance Committee in November 2011. Mr. Lo has been serving as managing director of Shenzhen Xin Wei Managing Consultancy Limited since August 2011, independent non-executive director of Styland Holdings Limited (Hong Kong Exchange) since April 2009, and managing director of AW Financial Consultancy Limited since December 2007. Mr. Lo also served as chief financial officer of Wuhan General Group (China) Inc. (NASDAQ: WUHN) from February 2010 to January 2012, chief financial officer of Wuhan Zhongye Yangluo Heavy Machinery Co., Ltd from December 2007 to January 2009, and senior manager of Albert Wong & Co from June 2006 to December 2007. Mr. Lo received his bachelor’s degree from University of Wollongong, Australia. He is a member of CPA Australia and a member of HKICPA. We believe that Mr. Lo’s deep knowledge of finance and accounting matters brings an unique expertise to the Board of Directors.

Mr. Chaoying Li was appointed as a director of the Company in September 2009. Mr. Li is a founding partner of the Han Kun Law Offices, where he has worked since January 2005. Mr. Li specializes in foreign direct investment, mergers and acquisitions, public and private financings (equity and debt), incorporation and corporate restructuring, as well as intellectual property protection. From August 2001 to December 2004, he was a partner at T&C Law Offices in Beijing. Prior to that, he was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China to emphasize the management of intellectual property rights. Before founding Bookoo, Mr. Li spent over four years working for Cha & Cha, an international law firm. Mr. Li received a Bachelor of Science in Mathematics in 1995, a Bachelor of Laws in 1996 and a Master of Laws in 1999 from Peking University. In 2003, he also obtained a Master of Laws from University of Ottowa. Mr. Li has written numerous academic and professional articles that have been widely published internationally and in Mainland China, Taiwan and Hong Kong. We believe that Mr. Li’s legal qualification and knowledge in the capital markets brings an unique expertise to the Board of Directors.

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Mr. Jingyuan Gao was appointed as a director of the Company in October 2012. Mr. Gao, age 44, has served as the Chairman of CCSM Consulting Co., Ltd., the Chief Editor of Retail World, the Deputy Secretary-General of China Commercial Culture Research Committee, and has been a consultant to Beijing City University Academic Committee, since 2006. From 2001 through 2006, Mr. Gao served as the Assistant Managing Editor of Famous Brand Times, which is affiliated with the Economic Daily Press Group, and the Chief Editor of Supermarket Weekly. From 1992 through 2001, Mr. Gao served as the editor of China Business Herald. Mr. Gao received a master’s degree from Beijing Industry and Commerce University, China, and a bachelor’s degree from Shanxi University of Finance and Economics, China. We believe that Mr. Gao’s knowledge in retail business brings an unique expertise to the Board of Directors.

All of our directors will hold their positions on the Board until our next annual meeting of the stockholders and until their respective successors have been elected or appointed. Officers serve at the discretion of the Board.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board.

Our directors and executive officers have not, during the past ten years:

•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;

•	been involved in any judicial or administrative proceeding (not subsequently reversed) in which the person was found to have committed mail or wire fraud;

•	been involved in any judicial or administrative proceeding (not subsequently reversed) in which the person was found to have violated any law respecting financial institutions or insurance companies or any settlement of such a proceeding (other than a settlement between private litigants);

•	been subject to any disciplinary sanction or order by a securities or commodities self-regulatory organization;

•	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

The Board has determined that Messrs. Lo, Li and Gao are independent under Rule 5605(a)(2) of the NASDAQ Listing Rules.

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Board Operations

One person holds the positions of principal executive officer and chairman of the Board of Company. The board has not designated a lead independent director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. The independent directors believe that they are equally capable of monitoring Company’s operations and that delegating to a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

The Board plays an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks.  To date, the Board has not regularly reviewed reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks.   However, the Board intends to implement such a policy during 2013.

Board Committees and Meetings

Board of Directors

We have five members serving on our Board, three of whom are considered “independent directors” as defined under NASDAQ Marketplace Rules. All actions of the Board require the approval of either a majority of the directors in attendance at a meeting, duly called and noticed, at which a quorum is present or the unanimous written consent of all of the members of the Board. In 2012, our Board held 4 meetings in person for regularly scheduled meetings, and acted by written consent 4 times. During 2012, no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member.

It is the policy of the Board that all directors should attend the annual meetings in person or by teleconference. Last year five directors attended.

Board Committees

The Board has standing audit, compensation, and nominating and corporate governance committees, comprised solely of independent directors each of which was formed on September 14, 2009.  Each committee has a charter, which is available at the Company’s website, www.qklstoresinc.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee operates under a written charter. The Audit Committee held 4 meetings during 2012.

The members of the Audit Committee are Tsz Fung Philip Lo, Chairman, Chaoying Li and Jingyuan Gao. The Board has determined that Mr. Lo is an audit committee financial expert, as defined in SEC rules.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2012, the Audit Committee

•	has reviewed and discussed the audited financial statements with management;

•	has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

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•	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Company annual report on Form 10-K for the year ended December 31, 2012.

Tsz Fung Philip Lo, Chairman
Chaoying Li
Jingyuan Gao

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in identifying qualified individuals to become members of our Board, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. Messrs. Lo, Li and Gao are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter. Mr. Gao is the Chairman of Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held no meeting during 2012.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o QKL Stores Inc., 4 Nanreyuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311 P.R. China. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

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Compensation Committee

The Compensation Committee is responsible for (a) reviewing and providing recommendations to the Board on matters relating to employee compensation and benefit plans, and (b) assisting the Board in determining the compensation of the chief executive officer and making recommendations to the Board with respect to the compensation of the chief financial officer, other executive officers of the Company and independent directors. Messrs. Lo, Li and Gao are members of the Compensation Committee. The Compensation Committee operates under a written charter. Mr. Li is the Chairman of Compensation Committee. The Compensation Committee held one meeting during 2012 and did not act by written consent.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in northeastern China to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Our non-independent directors are not compensated for their service as directors.

Compensation of Non-Employee Directors

Our independent directors are compensated $15,000 annually for their service as directors. In addition, in September 2009, we issued Mr. Li stock options to purchase 833 shares of Common Stock that vest and become exercisable in three approximately equal amounts on the three subsequent anniversary dates of the grant.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Code of Ethics

We adopted a Code of Business Conduct and Ethics on February 6, 2009. The Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, constitutes our Code of Ethics for our principal executive officer, our principal financial and accounting officer and our other senior financial officers. The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The code of Ethics is available at Company’s website, www.qklstoresinc.com. A printed copy of the Code of Ethics may be obtained free of charge by writing to us at QKL Stores Inc., 4 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, P.R. China.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, QKL Stores Inc., No. 4 Nanreyuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311 P.R. China, who will forward the correspondence to each addressee.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2012, all such reports were timely filed.

Non-Director Executive Officer

Name	Age	Position
Tsz-Kit Chan	37	Chief Financial Officer

Mr. Chan was appointed as our Chief Financial Officer in October 2010. Mr. Chan is currently an independent, non-executive Director of New Smart Energy Group Limited, a Hong Kong main board-listed company, serving as the chairman and a member of the audit committee. Mr. Chan was a partner in a Hong Kong CPA firm, Albert Wong & Co, from 2007 to 2010, and was a manager at that firm from 2005 to 2007.  Mr. Chan graduated from the Hong Kong Polytechnic University with a bachelor degree in Accounting in 1998 and also obtained an MBA from the Chinese University of Hong Kong in 2001. Mr. Chan is a member of the Association of Chartered Certified Accountants (ACCA) and a fellow member of the Hong Kong Institute of Certified Public Accountants (HKICPA), and has the Practising Certificate of Hong Kong SAR. Mr. Chan is also a member of the American Institute of Certified Public Accountants (AICPA), and holds an active license in the Colorado State Board of Accountancy.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the two fiscal years in the period ended December 31, 2012. Except as listed below, no executive officer received compensation in excess of $100,000 for any of the two years listed below.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhuangyi Wang,	2012	75,951	-0-	-0-	-0-	-0-	-0-	-0-	75,951
CEO (3)	2011	74,148	-0-	-0-	-0-	-0-	-0-	-0-	74,148

Tsz-Kit Chan,	2012	94,939	-0-	-0-	-0-	-0-	-0-	-0-	94,939
CFO (4)	2011	92,685	-0-	-0-	-0-	-0-	-0-	-0-	92,685

(1)	The amounts reflect compensation provided to our named executive officers in their capacities as officers of QKL-China.

(2)	Represents the grant date fair value of the common stock option grants shown in the table under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for 2012.

(3)	Zhuangyi Wang was appointed as the CEO effective March 28, 2008.

(4)	Tsz-Kit Chan was appointed as our CFO on October 18, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, information regarding unexercised stock options, unvested stock awards, and equity incentive plan awards outstanding as of December 31, 2012.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zhuangyi Wang, CEO	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Tsz-Kit Chan, CFO(1)	2,500	-0-	1,667	$82.08	12/2/2018	-0-	-0-	-0-	-0-

(1) On December 2, 2010, the Company entered into a stock option agreement with Tsz-Kit Chan, granting Mr. Chan options to purchase 4,167 shares of the Company’s common stock at an exercise price of $82.08 per share. The options vest in equal amounts on the grant date and on the following four anniversary dates of the grant date and expire on December 2, 2018 or the date on which the option is fully exercised.

Employment Agreements

We have signed standard Chinese employment agreements as required by PRC Labor Contract Law with all of our employees, including executive officers, which have a term of two to five years.

Mr. Zhuangyi Wang entered into a two-year agreement on October 1, 1998 with QKL-China, which was renewed every two years until October 1, 2008. The current contract was signed in 2008 for five-year term and a salary of RMB 40,000 ($6,329) per month.

Mr. Tsz-Kit Chan entered into an employment contract for a term of two years that expired on October 17, 2012. The term automatically extended for two-year periods. Pursuant to the employment contract, Mr. Chan will receive an after-tax monthly salary of RMB 50,000 (approximately $7,912) per month. Mr. Chan will be granted stock options on an annual basis based on his work performance and the performance of the Company in accordance with the Company’s employee stock option plan.  According to the employment contract, the Company may terminate the employment with Mr. Chan for causes defined in the employment contract with thirty days’ advance written notice, in which event Mr. Chan will be entitled to receive compensation in accordance with relevant laws and regulations. Under certain circumstances provided in the employment contract, the Company may elect to pay an additional month’s salary to replace its written notice advancement obligation. Mr. Chan may terminate the employment with the Company by giving a thirty-day advance written notice to the Company.  Both the Company and Mr. Chan may terminate the employment for causes provided in the employment contract without advance written notice. The employment contract also contains covenants regarding non-competition and confidentiality.

Ms. Xishuang Fan entered into a five-year employment contract with QKL Chain on June 16, 2011. Pursuant to this contract, Ms. Fan will receive a fixed annual salary of RMB 350,000 (approximately $55,381). At the discretion of the management, she may receive variable bonuses subject to her performance. The contract may be terminated at any time by either party by giving three months’ notice in writing, or by paying the relevant three-month salary in lieu of the notice. Extension of the contract is subject to mutual agreement by both parties.

Assuming the employment of the Company’s named executive officers were to be terminated without cause or for good reason or in the event of change in control, as of December 31, 2012, none of the named executive officers would have been entitled to any cash payments.

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Additional Narrative Disclosure

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans and non-qualified defined contribution plans.

There are no contracts agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer or a change in control of the Company or a change in the executive officers responsibilities following a change in control, with respect to each named executive officer.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2012.  Our named executive officers do not receive any compensation for their role as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Zhiguo Jin (1)	4,533	-0-	-0-	-0-	-0-	-0-	4,533

Chaoying Li	15,000	-0-	-0-	-0-	-0-	-0-	15,000

Tsz Fung Philip Lo	15,000	-0-	-0-	-0-	-0-	-0-	15,000

Jingyuan Gao	3,750	-0-	-0-	-0-	-0-	-0-	3,750

Xishuang Fan	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Zhiguo Jin resigned as a director in April 2012.

On October 11, 2012, we entered into an independent director agreement with Jingyuan Gao in connection with Mr. Gao’s appointment as an independent director, pursuant to which Mr. Gao will be entitled to receive an annual compensation of $15,000. Unless terminated earlier according to the relevant provisions, the term of this agreement is three years.

On November 8, 2011, we entered into an independent director agreement with Tsz Fung Philip Lo in connection with Mr. Lo’s appointment as an independent director, pursuant to which Mr. Lo will be entitled to receive an annual compensation of $15,000. Unless terminated earlier according to the relevant provisions, the term of this agreement is three years.

On September 14, 2009, we entered into agreements with Zhiguo Jin, our former director, and Chaoying Li, our independent director. The agreements provide for annual cash compensation of $15,000 for Mr. Jin and Mr. Li. In addition, on September 14, 2009, we granted stock purchase options to each of them to purchase 833 shares of Common Stock at an exercise price of $180.00 per share (the stock price at the date of the grant). The options vest and become exercisable in three approximately equal amounts on the three subsequent anniversary dates of the grant. The Board approved such grants.

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Xishuang Fan, our COO, other than a named executive officer, does not receive any additional compensation for her services provided as a director.

Certain Relationships and Related Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on April 15, 2013.

It is the Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by telephone or] Internet.

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Albert Wong & Co. LLP (“Albert Wong”) as independent accountants for fiscal 2013, subject to the ratification by stockholders.  Representatives of Albert Wong are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

On February 13, 2012, we dismissed BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO Shu Lun Pan”), as our principal accountant. The reports of BDO Shu Lun Pan on our financial statements for the interim periods from July 8, 2011 through February13, 2012 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss BDO Shu Lun Pan and to retain Albert Wong was approved by the Company’s Audit Committee on February 9, 2012.

BDO Shu Lun Pan was engaged by us on July 8, 2011. During the interim periods from July 8, 2011 through February 13, 2012, we have had no disagreements with BDO Shu Lun Pan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Shu Lun Pan, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such interim periods.

BDO Shu Lun Pan has provided us with a letter dated February 13, 2012 addressed to the SEC stating that it agreed with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on February 14, 2012.

On July 8, 2011, we dismissed BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO Li Xin”) in Shenzhen, Guangdong, PRC as our independent registered public accountant. We were notified that the personnel of Division Four of BDO Li Xin had joined BDO China Shu Lun Pan, another BDO International Member Firm headquartered in Shanghai, PRC, effective June 30, 2011.

In order to retain our existing audit team and minimize the disruption, we appointed BDO Shu Lun Pan to serve as our independent registered public accountant as of July 8, 2011 and perform the audit for the fiscal year ended December 31, 2011. The decision to dismiss BDO Li Xin and engage BDO Shu Lun Pan was unanimously approved by our Board of Directors and Audit Committee.

The audit reports of BDO Li Xin regarding our financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

BDO Li Xin was engaged by us on October 16, 2009. In connection with the audits of our financial statement for the fiscal years ended December 31, 2010 and 2009 and through July 13, 2011, there were no disagreements between us and BDO Li Xin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Li Xin, would have caused BDO Li Xin to make reference to the subject matter of the disagreements in connection with its reports.

BDO Li Xin has provided us with a letter dated July 12, 2011 addressed to the SEC stating that it agreed with the above statements. A copy of this letter was filed as Exhibit 16.1 to our Current Report on Form 8-K, which was filed with the SEC on July 13, 2011.

During our two most recent fiscal years there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

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On February 13, 2012, we appointed Albert Wong as our new independent registered accounting firm. The appointment of Albert Wong was approved by our Audit Committee on February 9, 2012.

If stockholders fail to ratify the appointment, the Audit Committee will appoint other independent accountants whose selection for any period subsequent to the next Annual Meeting year will be subject to stockholder ratification.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by BDO Li Xin during the last two fiscal years were as follows:

Fees	2012	2011

Audit Fees	$0	$234,000

Audit Related Fees	$0	$0

Tax Fees	$0	$0

All Other Fees	$0	$0

Total	$0	$234,000

Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

We incurred these fees in connection with registration statements, financing, and acquisition transactions.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountants for tax compliance, tax advice and tax planning were nil.

All Other Fees

There are no other fees to disclose.

Aggregate fees billed to the Company by BDO Shu Lun Pan during the last two fiscal years were as follows:

Fees	2012	2011

Audit Fees	$0	$68,000

Audit Related Fees	$0	$1,500

Tax Fees	$0	$0

All Other Fees	$0	$0

Total	$0	$69,500

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Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

We incurred these fees in connection with registration statements, financing, and acquisition transactions.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountants for tax compliance, tax advice and tax planning were nil.

All Other Fees

There are no other fees to disclose.

Aggregate fees billed to the Company by Albert Wong & Co. LLP during the last two fiscal years were as follows.

Fees	2012	2011

Audit Fees	$200,000	$134,000

Audit Related Fees	$0	$0

Tax Fees	$0	$0

All Other Fees	$0	$0

Total	$0	$0

Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

We incurred these fees in connection with registration statements, financing, and acquisition transactions.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountants for tax compliance, tax advice and tax planning were nil.

All Other Fees

There are no other fees to disclose.

Pre-Approval of Services

The Audit Committee appoints the independent accountant each year and pre-approves the audit services.  The Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  All services described under the caption Services and Fees of Independent Accountants were pre-approved.

A majority of votes cast is required to ratify appointment of the independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 (m) through (q) of Regulation S-K, compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; if executive compensation is not approved by a majority of the votes cast, the Compensation Committee will take account of this fact when considering executive compensation for future years.

The Company intends to submit to stockholders an advisory vote to approve executive compensation every two years. The Company plans to submit the next vote at the second annual meeting succeeding this year’s Annual Meeting.

A majority of votes cast is required for advisory approval of executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 (m) through (q) of Regulation S-K, compensation tables, and narrative discussion, be, and hereby is, approved.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote.

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PROPOSAL 4

ADVISORY VOTE REGARDING FREQUENCY OF ADVISORY VOTES

TO APPROVE EXECUTIVE COMPENSATION

As required by Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote regarding whether advisory votes to approve executive compensation should be submitted to stockholders every year or every two or three years.

The advisory vote will be determined by a majority of votes cast.  The advisory vote is not binding on the Company, the Board of Directors, or management. If none of the frequency alternatives receives a majority of the votes cast, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that an advisory vote to approve executive compensation be submitted to stockholders every two years.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote.

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OTHER INFORMATION

The Company’s 2012 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Secretary, QKL Stores Inc., No. 4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.

Important Notice Regarding Delivery of Stockholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may deliver only one copy of this proxy statement and the annual report to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to Secretary, QKL Stores Inc., No. 4 Nanreyuan Street, Dongfeng Road, Dongfeng Xinchun, Daqing, Heilongjiang 163311 P.R. China, Tel. +86-459-460-7987. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Annual Meeting

Company is not aware of any other matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received by Company by January 15, 2014.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 31, 2014.

By Order of the Board of Directors,

/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer and Director

April 30, 2013

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QKL STORES INC.
NO.4, NAN RE YUAN ST.
DONGFENG RD. DONGFENG XINCUN
DAQING, HEILONGJIANG 163311
P.R. CHINA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M60082-P40577 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QKL STORES INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Zhuangyi Wang
02) Xishuang Fan
03) Jingyuan Gao
04) Chaoying Li
05) Tsz Fung Philip Lo

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Albert Wong & Co. LLP independent accountants as the Company's auditor for the year 2013.	☐	☐	☐
3. To conduct an advisory vote to approve the compensation paid to named executive officers of the Company.	☐	☐	☐

The Board of Directors recommends you vote 2 years on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

M60083-P40577

QKL STORES INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2013
This proxy is solicited on behalf of the Board of Directors

Zhuangyi Wang and Xishuang Fan, and each of them, each with full power of substitution, hereby are authorized to vote as specified hereon or, with respect to any matter set forth on the reverse side, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of QKL Stores Inc. that the undersigned would be entitled to vote, if personally present, at the 2013 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3 and 2 years on Proposal 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.

Continued and to be signed on reverse side

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